UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2013

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2013, The ExOne Company (the “Company” or “ExOne”) announced that effective January 1, 2014, Brian W. Smith will join the Company as its Chief Financial Officer and Treasurer.

John Irvin, the Company’s current Chief Financial Officer, will assume the role of Special Advisor to the Chairman of the Company on January 1, 2014. Since joining ExOne in October 2012, Mr. Irvin is credited with overseeing the Company’s February 2013 initial public offering and subsequent public company financial responsibilities. Upon assuming his new role, Mr. Irvin will remain on the Company’s Board of Directors and will report to S. Kent Rockwell, Chairman and Chief Executive Officer of the Company.

Mr. Smith, 55, brings over 30 years of experience in a broad range of financial roles. He will join the Company upon departing as an Assurance Client Service Partner with PricewaterhouseCoopers LLP (“PwC”), where he serves in PwC’s Pittsburgh Office. Mr. Smith joined PwC in 1984, was admitted as a Partner in 1995, and has spent several years working in a PwC advisory business assisting industrial products, healthcare and energy companies with internal control reviews, system implementations, process transformation and change management. Mr. Smith held various leadership roles within PwC, including leading initiatives in specific consumer and industrial product sectors. Mr. Smith is a Certified Public Accountant and received a B.A. with a concentration in accounting and minor in economics from Westminster College in 1980.

In connection with his appointment, Mr. Smith will receive an annual base salary of $275,000 and will be eligible to participate in any cash or equity bonus or incentive plans of the Company in which other executive officers of the Company participate. Mr. Smith will also receive a grant of restricted stock under the Company’s 2013 Equity Incentive Plan (the “Plan”), for 5,000 shares of common stock, which award shall be effective and made as of the close of business on the day on which Mr. Smith’s employment commences (the “Grant Date”). Mr. Smith’s restricted stock shall vest in one-third equal annual installments on each anniversary of the Grant Date and will be subject to such other terms and conditions as set forth in the Plan and in any award agreements evidencing the restricted stock award. Mr. Smith will also be eligible to participate in the Company’s medical, dental, life, short and long-term disability insurance, and 401k plan.

Item 7.01. Regulation FD Disclosure.

On November 12, 2013, the Company issued a press release announcing the addition of Mr. Smith as the Company’s Chief Financial Officer and Treasurer, effective January 1, 2014. A copy of the press releases is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release dated November 12, 2013, announcing the addition of Mr. Smith as the Company’s Chief Financial Officer and Treasurer, effective January 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EXONE COMPANY

By:	/s/ John Irvin
John Irvin
Chief Financial Officer

Dated: November 12, 2013

Exhibit Index

Number	Exhibit

99.1	Press Release dated November 12, 2013, announcing the addition of Mr. Smith as the Company’s Chief Financial Officer and Treasurer, effective January 1, 2014.